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                                                               EXHIBIT 99.(H)(2)

                   LICENSE AGREEMENT RELATING TO USE OF NAME


        AGREEMENT made as of the 17th day of October, 2001, by and between HOTCHKIS AND WILEY CAPITAL MANAGEMENT, LLC, a Delaware limited liability company ("Licensor"), and HOTCHKIS AND WILEY FUNDS, a Delaware business trust (the "Trust"), on its own behalf and on behalf of its currently existing series, and on behalf of each series of the Trust that may be formed in the future (the "Funds").

                              W I T N E S S E T H :

        WHEREAS, Licensor and the Trust entered into four investment advisory agreements, dated the date hereof, pursuant to which the Licensor agrees to provide certain investment advisory services to the initial Funds of the Trust in return for the payment of investment advisory fees;

        WHEREAS, Licensor is the owner of the trademarks "Hotchkis and Wiley", "H&W" and "HW" (the "Marks");

        WHEREAS, in connection with the organization of the Trust and the operation of the Funds, the Trust wishes to use the Marks (including any derivatives thereof) in the names of the Trust and of the Funds;

        NOW, THEREFORE, in consideration of the premises and of the covenants hereinafter contained, Licensor and the Trust hereby agree as follows:

        1. Licensor hereby grants the Trust a non-exclusive license to use the words "Hotchkis and Wiley" in its name and in the name of the Funds.

        2. Licensor hereby consents to the qualification of the Trust as a foreign corporation under the laws of the State of California, if necessary, and to the formation of the Trust in Delaware, with the words "Hotchkis and Wiley" in its name and in the name of the Funds and agrees to execute such formal consents as may be necessary in connection with any such filings.

        3. The non-exclusive license herein above referred to has been given and is given by Licensor on the condition that it may at any time, in its sole and absolute discretion, withdraw the non-exclusive license to the use of the words "Hotchkis and Wiley" in the name of the Trust and of the Funds; and, as soon as practicable after receipt by the Trust of written notice of the withdrawal of such non-exclusive license, and in no event later than 180 days thereafter, the Trust will change its name and the name of the Funds so that such names will not thereafter include the words "Hotchkis and Wiley" or any variation thereof.

        4. Licensor reserves and shall have the right to grant to any other company, including without limitation, any other investment company, the right to use the words "Hotchkis and Wiley" or variations thereof in its name and no consent or permission of the Trust shall be necessary unless required by applicable law.



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        5. The Trust will not grant to any other company the right to use a name similar to that of the Trust or the Funds or Licensor without the written consent of Licensor.

        6. Regardless of whether the Trust and/or the Funds should hereafter change its or their name and eliminate the words "Hotchkis and Wiley" or any variation thereof from such name, the Trust hereby grants to Licensor the right to cause the incorporation of other corporations or the organization of voluntary associations which may have names similar to that of the Trust and/or the Funds and to own all or any portion of the shares of such other corporations or associations and to enter into contractual relationships with such other corporations or associations, subject to any requisite approval of each Fund's shareholders and the Securities and Exchange Commission and subject to the payment of a reasonable amount to be determined at the time of use, and the Trust agrees to give and execute any such formal consents or agreements as may be necessary in connection therewith.

        7. This Agreement may be amended at any time by a writing signed by the parties hereto.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     HOTCHKIS AND WILEY CAPITAL MANAGEMENT, LLC


                                     By:  /s/ Nancy D. Celick
                                          -------------------------------------
                                          Name:  Nancy D. Celick
                                          Title: Chief Operating Officer


                                     HOTCHKIS AND WILEY FUNDS


                                     By:  /s/ Nancy D. Celick
                                          -------------------------------------
                                          Name:  Nancy D. Celick
                                          Title: President




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